   As filed with the Securities and Exchange Commission on August 26, 1997
                             Registration No. 333-

                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM S-8

                             REGISTRATION STATEMENT
                        UNDER THE SECURITIES ACT OF 1933
                             --------------------
                PROFESSIONALS INSURANCE COMPANY MANAGEMENT GROUP
             (Exact name of registrant as specified in its charter)

             MICHIGAN                                     38-3273911
 (State or other jurisdiction of                        (I.R.S. Employer
 incorporation or organization)                       Identification No.)


            4295 OKEMOS ROAD, BOX 2510, OKEMOS, MICHIGAN 48805-9510
                                 (517) 349-6500
  (Address, including zip code, and telephone number, including area code, of registrant's principal executive offices)


                PROFESSIONALS INSURANCE COMPANY MANAGEMENT GROUP
                 1996 NON-EMPLOYEE DIRECTORS STOCK OPTION PLAN
                            (Full title of the plan)

                                Victor T. Adamo
                     President and Chief Executive Officer
                Professionals Insurance Company Management Group
                           4295 Okemos Road, Box 2510
                          Okemos, Michigan  48805-9510
                                 (517) 349-6500
 (Name, address, including zip code, and telephone number, including area code, of agent for service)

                                    Copy to:
                             Brad B. Arbuckle, Esq.
                  Miller, Canfield, Paddock and Stone, P.L.C.
                       1400 N. Woodward Avenue, Suite 100
                        Bloomfield Hills, Michigan 48304
                                 (248) 645-5000

                        CALCULATION OF REGISTRATION FEE


Title of each class of                                                                      Proposed maximum          Amount of
   securities to be                Amount to be         Proposed maximum offering price    aggregate offering       registration
     registered(1)                  registered                   per share (2)                    price (2)              fee
-------------------------      --------------------    --------------------------------   --------------------    ----------------
     Common Stock,
no par value per share            50,000 shares                     $32.75                     $1,637,500               $497
----------------------------------------------------------------------------------------------------------------------------------

         (1) Pursuant to Rule 416(c) under the Securities Act of 1933, as amended, this registration statement also covers an indeterminate amount of interests to be offered or sold pursuant to the plan described herein.

         (2) Pursuant to Rule 457(h)(1) under the Securities Act of 1933, as amended, the offering price is based upon the average high and low sales prices of the registrant's Common Stock on the Nasdaq National Market on August 21, 1997.

                                    PART II

                    INFORMATION REQUIRED IN THE REGISTRATION
                                   STATEMENT


ITEM 3.  INCORPORATION OF DOCUMENTS BY REFERENCE.

         The documents listed in (a), (b) and (c) below are incorporated in this Registration Statement by reference. All documents subsequently filed by the registrant pursuant to Section 13(a), 14, and 15(d) of the Securities Exchange Act of 1934 (the "Exchange Act"), prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference in this Registration Statement and to be part hereof from the date of filing such documents.

                 (a) The final prospectus filed on July 2, 1996 by the registrant pursuant to Rule 424(b)(3) under the Securities Act of 1933, as amended (the "Securities Act") (registration number 333-3138) (the "Prospectus").

                 (b) The Registration Statement on Form 8-A dated and filed August 20, 1996 (Commission file number 0-21223) (the "Form 8-A"), including the description of the registrant's securities set forth under Item 1 of the Form 8-A (which description incorporates by reference the description set forth in the Prospectus under the captions "Description of Holding Company Capital Stock" and "Comparison of Shareholder Rights").

                 (c) the registrant's (i) Annual Report on Form 10-K for the year ended December 31, 1996; (ii) Quarterly Report on Form 10-Q for the quarterly period ended March 31, 1997; (iii) Quarterly Report on Form 10-Q for the quarterly period ended June 30, 1997; (iv) Current Report on Form 8-K (date of report: August 14, 1997); and (v)
         Schedule 14A (definitive proxy statement) filed April 16, 1997.

ITEM 4.  DESCRIPTION OF SECURITIES.

         Not applicable.

ITEM 5.  INTERESTS OF NAMED EXPERTS AND COUNSEL.

         Not applicable.

ITEM 6.  INDEMNIFICATION OF DIRECTORS AND OFFICERS.

         The Michigan Business Corporation Act, as amended ("MBCA"), provides that a Michigan corporation, such as Professionals Insurance Company Management Group (the "registrant"), may indemnify a director, officer, employee or agent of the corporation (an "Indemnitee") against the Indemnitee's expenses and judgments, fines and amounts paid in settlement actually and reasonably incurred in connection with any threatened, pending or completed action, suit or proceeding (other than an action by or in the right of the corporation) involving the Indemnitee by reason of the fact that the Indemnitee is or was a director, officer, employee or agent of the corporation, if the Indemnitee acted in good faith and in a manner the Indemnitee reasonably believed to be in or not opposed to the best interest of the corporation and, with respect to any criminal action or proceeding, had no reasonable cause to believe his or her conduct was unlawful. The MBCA also provides that in derivative actions, a corporation may indemnify a director, officer, employee or agent of the corporation against expenses actually and reasonably incurred by the Indemnitee to the extent that the Indemnitee is successful on the merits or otherwise in any such action, suit or proceeding or in the defense of any claim, issue or matter therein. Under the MBCA, no indemnification shall be made with respect to any claim, issue or matter as to which an Indemnitee shall have been adjudged to be liable to the corporation unless and only to the extent that the court shall determine upon application that, despite the adjudication of liability but in view of all of the circumstances of the case, the Indemnitee is fairly and reasonably entitled to indemnity for such expenses which the court shall deem proper. The MBCA also generally permits the advancement of reasonable expenses and empowers the corporation to purchase and maintain directors' and officers' insurance.

         Article VI of the By-laws of the registrant contains provisions authorizing indemnification of directors, officers, employees and agents of the registrant that are substantially similar to those set forth in the MBCA and authorizes the registrant to purchase directors' and officers' insurance.

         Section 209 of the MBCA provides that the articles of incorporation of a corporation may contain a provision eliminating or limiting the personal liability of a director to the corporation or its shareholders for monetary damages for breach of fiduciary duty as a director, provided that such provision shall not eliminate or limit the liability of a director (i) for any breach of the director's duty of loyalty to the corporation or its shareholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or knowing violation of law, (iii) under Section 551(1) of the MBCA (relating to liability for unauthorized acquisitions or redemptions of, or dividends on, capital stock and loans to a director, officer, or employee of the corporation or of a subsidiary of the corporation), (iv) for any transaction from which the director derived an improper personal benefit or
(v) for an act or omission occurring prior to the date such a provision becomes effective. Article VII of the registrant's Articles of Incorporation include such a provision.

         The registrant has entered into individual indemnity agreements with its officers and directors whereby the registrant will indemnify each of its officers and directors for any amount which they may be obligated to pay because of any claim made against them because of any omission or neglect or breach of duty, including any actual or alleged error or misstatements or misleading statement, committed or suffered when acting in their capacities as officers, directors, employees and agents of the registrant, its subsidiaries and certain other enterprises.

         Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the provisions described in this Item 6 or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act of 1933 and will be governed by the final adjudication of such issue.

ITEM 7.  EXEMPTION FROM REGISTRATION CLAIMED.

         Not applicable.

ITEM 8.  EXHIBITS.

         The following exhibits are furnished with this Registration Statement:

            Item 601
         Regulation S-K
        Exhibit Reference
             Number               Exhibit Description
        -----------------         -------------------
          (3)(a)/(4)(a)           First Amended  and Restated Articles of Incorporation of the registrant and all amendments thereto (incorporated by  reference to Exhibit (3)(a)/(4)(a)
                                  of the  initial filing of  the registrant's Registration  Statement on Form
                                  S-4  as filed with the Securities and  Exchange Commission on April 3, 1996
                                  (registration no. 333-3138)).



            Item 601
         Regulation S-K
        Exhibit Reference
             Number               Exhibit Description
        -----------------         -------------------
          (3)(b)/(4)(b)           By-laws  of   the  registrant   (incorporated  by   reference  to   Exhibit
                                  (3)(b)/(4)(b)  of  the  initial filing  of  the  registrant's  Registration
                                  Statement on Form  S-4 as filed with the Securities and Exchange Commission on April 3, 1996 (registration no. 333-3138)).

             (4)(c)               Specimen certificate  for the  registrant's common  stock (incorporated  by reference to Exhibit  (4)(c) of the Quarterly  Report on Form 10-Q  for the
                                  quarterly period  ended September 30, 1996 as filed with the Securities and
                                  Exchange Commission on November 12, 1996 (file no. 0-21223)).

             (4)(d)               Specimen  stock option  issued under  the  Professionals Insurance  Company
                                  Management   Group   1996   Non-Employee  Directors   Stock   Option   Plan
                                  (incorporated by reference  to Exhibit (4)(c)  of the  Quarterly Report  on
                                  Form 10-Q for the  quarterly period ended September 30, 1996 as  filed with
                                  the  Securities  and   Exchange  Commission  on  November 12,   1996  (file
                                  no. 0-21223)).

               (5)                Opinion and consent of Miller, Canfield, Paddock and Stone, P.L.C.*

              (10)                Professionals  Insurance   Company  Management   Group  1996   Non-Employee
                                  Directors Stock  Option Plan (incorporated by  reference to Exhibit (10)(d)
                                  of amendment no. 1 to the  registrant's Registration Statement on  Form S-4 as filed  with  the Securities  and Exchange  Commission on  June 11,  1996
                                  (registration no. 333-3138)).

              (21)                List  of  subsidiaries of  the  registrant  (incorporated  by reference  to
                                  Exhibit (21) of  the Annual Report on  Form 10-K for the fiscal  year ended
                                  December 31,  1996 as  filed with  the Securities  and Exchange  Commission
                                  (file no. 0-21223)).

             (23)(a)              Consent  of Miller,  Canfield,  Paddock  and  Stone,  P.L.C.  (included  in
                                  Exhibit 5).*

             (23)(b)              Consent   of  KPMG   Peat  Marwick   LLP,   independent  certified   public
                                  accountants.*

             (23)(c)              Consent  of  Coopers  &  Lybrand,   L.L.P.,  independent  certified  public
                                  accountants.*

              (24)                Powers of Attorney  (contained in signature pages of the  initial filing of this Registration Statement).
--------------------------

*        Filed herewith.

ITEM 9.  UNDERTAKINGS.

         The undersigned registrant hereby undertakes:

                 (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

                          (i) To include any prospectus required by Section 10(a)(3) of the Securities Act;

                          (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement (Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high and of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20 percent change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement.);

                          (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

         provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference into the registration statement.

                 (2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

                 (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

         The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

         Pursuant to the requirements of the Securities Act, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Lansing, State of Michigan, on the 25th day of August, 1997.

                                PROFESSIONALS INSURANCE COMPANY
                                 MANAGEMENT GROUP


                                By /s/ Victor T. Adamo
                                   --------------------------------------------
                                         Victor T. Adamo
                                         President and Chief Executive Officer

         Pursuant to the requirements of the Securities Act, this Registration Statement has been signed below by the following persons in the capacities indicated and on the dates indicated below. By so signing, each of the undersigned, in his capacity as a director or officer, or both, as the case may be, of the registrant, does hereby appoint Victor T. Adamo, R. Kevin Clinton and Annette E. Flood, and each of them severally, his true and lawful attorney to execute in his or her name, place and stead, in his capacity as a director or officer, or both, as the case may be, of the registrant, any and all amendments to this Registration Statement and post-effective amendments thereto and all instruments necessary or incidental in connection therewith, and to file the same with the Securities and Exchange Commission. Each of said attorneys shall have full power and authority to do and perform in the name and on behalf of each of the undersigned, in any and all capacities, every act whatsoever requisite or necessary to be done in the premises as fully, and for all intents and purposes, as each of the undersigned might or could do in person, the undersigned hereby ratifying and approving the acts of said attorneys and each of them.

                 Signatures                        Title                               Date
                 ----------                        -----                               ----
/s/ Victor T. Adamo                        President, Chief                           August 25, 1997
------------------------------------       Executive Officer and Director
Victor T. Adamo                            (Principal Executive Officer)


/s/ R. Kevin Clinton                       Vice President, Treasurer                  August 25, 1997
-------------------------------------      and Chief Financial Officer
R. Kevin Clinton                           (Principal Financial Officer)


/s/ Jerry D. Campbell                      Director                                   August 25, 1997
------------------------------------
Jerry D. Campbell


/s/ John F. Dodge, Jr.                     Director                                   August 25, 1997
------------------------------------
John F. Dodge, Jr.


/s/ H. Harvey Gass                         Director                                   August 25, 1997
------------------------------------
H. Harvey Gass


/s/ W. Peter McCabe                        Director                                   August 25, 1997
------------------------------------
W. Peter McCabe


/s/ John F. McCaffrey                      Director                                   August 25, 1997
------------------------------------
John F. McCaffrey

/s/ Isaac J. Powell                        Director                                   August 25, 1997
------------------------------------
Isaac J. Powell


/s/ Ann F. Putallaz                        Director                                   August 25, 1997
-------------------------------------
Ann F. Putallaz


/s/ Donald S. Young                        Director                                   August 25, 1997
-------------------------------------
Donald S. Young


/s/ William H. Woodhams                    Director                                   August 25, 1997
-------------------------------------
William H. Woodhams

                                 EXHIBIT INDEX


Exhibit No.                                    Description
-----------                                    -----------

                                           Exhibits Filed Herewith
                                           -----------------------

(5)              --       Opinion and consent of Miller, Canfield, Paddock and Stone, P.L.C.

(23)(a)          --       Consent of Miller, Canfield, Paddock and Stone, P.L.C. (included in Exhibit 5).

(23)(b)          --       Consent of KPMG Peat Marwick LLP, independent certified public accountants.

(23)(c)          --       Consent of Coopers & Lybrand, L.L.P., independent certified public accountants.

(24)             --       Powers of Attorney (contained in signature pages of the initial filing of this Registration Statement).

                                                       Exhibits Incorporated by Reference
                                                       ----------------------------------

(3)(a)/(4)(a)    --       First Amended and Restated Articles of Incorporation of the registrant and all amendments thereto
                          (incorporated by reference to Exhibit (3)(a)/(4)(a) of the initial filing of the registrant's
                          Registration Statement on Form S-4 as filed with the Securities and Exchange Commission on April 3, 1996
                          (registration no. 333-3138)).

(3)(b)/(4)(b)    --       By-laws of the registrant (incorporated by reference to Exhibit (3)(b)/(4)(b) of the initial filing of the registrant's Registration Statement on Form S-4 as filed with the Securities and Exchange Commission on
                          April 3, 1996 (registration no. 333-3138)).

(4)(c)           --       Specimen certificate for the registrant's common stock (incorporated by reference to Exhibit (4)(c) of the Quarterly Report on Form 10-Q for the quarterly period ended September 30, 1996 as filed with the
                          Securities and Exchange Commission on November 12, 1996 (file no. 0-21223)).

(4)(d)           --       Specimen stock option issued under the Professionals Insurance Company Management Group 1996
                          Non-Employee Directors Stock Option Plan (incorporated by reference to Exhibit (4)(d) of the
                          Quarterly Report on Form 10-Q for the quarterly period ended September 30, 1996 as filed with the
                          Securities and Exchange Commission on November 12, 1996 (file no. 0-21223)).

(10)             --       Professionals Insurance Company Management Group 1996 Non-Employee Directors Stock Option Plan
                          (incorporated by reference to Exhibit (10)(d) of amendment no. 1 to the registrant's Registration
                          Statement on Form S-4 as filed with the Securities and Exchange Commission on June 11, 1996 (registration
                          no. 333-3138)).

(21)             --       List of subsidiaries of the registrant (incorporated by reference to Exhibit (21) of the Annual Report on Form 10-K for the fiscal year ended December 31, 1996 as filed with the Securities and Exchange
                          Commission (file no. 0-21223)).